Exhibit 99.2

CENTURY METALS & SUPPLIES, INC.

■	Table of Contents

INDEPENDENT AUDITORS' REVIEW REPORT

November 5, 2025

Stockholders

Century Metals & Supplies, Inc.

Miami, Florida

Results of Review of Interim Financial Information

We have reviewed the accompanying financial statements of Century Metals & Supplies, Inc. (the "Company"), which comprise the balance sheets as of June 30, 2025 and 2024, and the related statements of income, stockholders' equity, and cash flows for the six months then ended, and the related notes to the financial statements (the "interim financial information").

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

Basis for Review Results of Interim Financial Information

We conducted our review in accordance with auditing standards generally accepted in the United States of America ("GAAS") applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. A review of interim financial information is substantially less in scope than an audit conducted in accordance with GAAS, the objective of which is an expression of an opinion regarding the financial information as a whole, and accordingly, we do not express such an opinion. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our review. We believe that the results of the review procedures provide a reasonable basis for our conclusion.

Responsibilities of Management for the Interim Financial Information

Management is responsible for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America; and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of interim financial information that is free from material misstatement, whether due to fraud or error.

CENTURY METALS & SUPPLIES, INC.

■	Balance Sheets

(Unaudited)

	June 30
	2025	2024
ASSETS
Current assets
Cash	$1,823,313	$1,775,807
Restricted cash	3,045,263	2,811,200
Accounts receivable, less allowance for credit losses of $196,598 ($262,706 in 2024)	11,619,913	10,243,621
Current portion of note receivable	240,000	-
Inventory	35,881,780	33,066,371
Prepaid expenses and other current assets	863,967	2,261,932

Total current assets	53,474,236	50,158,931

Net property and equipment	1,636,345	1,643,414
Net operating lease right-of-use assets	7,238,141	7,307,225
Note receivable, net of current portion	2,160,000	-
Deposits	259,482	259,482

Total assets	$64,768,204	$59,369,052

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$9,579,934	$9,122,952
Short-term bank borrowings	15,437,431	13,375,254
Current portion of long-term debt	206,922	263,605
Current portion of operating lease obligations	1,308,266	1,069,022
Accrued expenses	3,293,811	2,896,399
Note payable to related party	500,000	500,000
Due to affiliate	400,000	409,000

Total current liabilities	30,726,364	27,636,232

Long-term debt, net of current portion	324,086	472,314
Operating lease obligations, net of current portion	5,991,653	6,298,365

Total liabilities	37,042,103	34,406,911

Stockholders' equity
Class A voting common stock $.10 par value; 500 shares authorized, 80 shares issued and outstanding	8	8
Class B non-voting common stock $.10 par value; 4,500 shares authorized, 20 shares issued and outstanding	2	2
Additional paid-in capital	990	990
Retained earnings	27,725,101	24,961,141

Total stockholders' equity	27,726,101	24,962,141

Total liabilities and stockholders' equity	$64,768,204	$59,369,052

See accompanying notes, which are an integral part of these financial statements, and independent auditors' review report.

CENTURY METALS & SUPPLIES, INC.

■	Statements of Income

(Unaudited)

	Six Months Ended June 30
	2025	2024
Net sales	$51,302,857	$52,746,759

Cost of sales	41,622,832	43,387,432

Gross profit	9,680,025	9,359,327

General and administrative expenses	7,625,765	6,756,340

Operating income	2,054,260	2,602,987

Other (expense) income
Interest expense	(602,250)	(548,985)
Interest income	248,136	15,689
Other	541,121	4,520

Other income (expense), net	187,007	(528,776)

Net income	$2,241,267	$2,074,211

See accompanying notes, which are an integral part of these financial statements, and independent auditors' review report.

CENTURY METALS & SUPPLIES, INC.

■	Statements of Stockholders' Equity

	Common Stock		Additional Paid-In	Retained	Total Stockholders'
	Class A	Class B	Capital	Earnings	Equity
Balances, January 1, 2024	$8	$2	$990	$23,983,560	$23,984,560

Net income	-	-	-	2,074,211	2,074,211

Distributions	-	-	-	(1,096,630)	(1,096,630)

Balances, June 30, 2024 (unaudited)	$8	$2	$990	$24,961,141	$24,962,141

Balances, January 1, 2025	$8	$2	$990	$26,433,834	$26,434,834

Net income	-	-	-	2,241,267	2,241,267

Distributions	-	-	-	(950,000)	(950,000)

Balances, June 30, 2025 (unaudited)	$8	$2	$990	$27,725,101	$27,726,101

See accompanying notes, which are an integral part of these financial statements, and independent auditors' review report.

CENTURY METALS & SUPPLIES, INC.

■	Statements of Cash Flows

	Six Months Ended
	June 30
	2025	2024
Cash flows from operating activities
Net income	$2,241,267	$2,074,211
Adjustments to reconcile net income to net cash from operating activities
Credit losses	349,342	263,957
Depreciation and amortization	144,701	142,922
Non-cash lease expense	639,878	542,744
Changes in operating assets and liabilities which provided (used) cash
Accounts receivable	3,007,553	(2,884,107)
Related party receivables	-	9,000
Inventory	(1,903,016)	(3,863,778)
Prepaid expenses and other assets	4,341,277	3,634,143
Accounts payable	(5,085,197)	1,516,467
Operating lease obligations	(639,533)	(532,907)
Accrued expenses	728,659	374,914

Net change in cash from operating activities	3,824,931	1,277,566

Cash flows from investing activities
Purchases of property and equipment	(93,000)	(17,228)
Issuance of note receivable	(2,400,000)	-
Change in deposits	-	150,000

Net change in cash from investing activities	(2,493,000)	132,772

Cash flows from financing activities
Short-term bank borrowings	14,874,286	22,019,832
Short-term bank repayments	(14,786,378)	(20,770,460)
Repayments of long-term debt	(199,278)	(130,100)
Distributions	(950,000)	(1,096,630)

Net change in cash from financing activities	(1,061,370)	22,642

Net change in cash and restricted cash	270,561	1,432,980

Cash and restricted cash, beginning of period	4,598,015	3,154,027

Cash and restricted cash, end of period	$4,868,576	$4,587,007

Cash and restricted cash is presented as follows on the accompanying balance sheets
Cash	$1,823,313	$1,775,807
Restricted cash	3,045,263	2,811,200

Total	$4,868,576	$4,587,007

Supplemental disclosures of cash flows information
Interest paid during the period	$602,300	$549,000

See accompanying notes, which are an integral part of these financial statements, and independent auditors' review report.

CENTURY METALS & SUPPLIES, INC.

■	Notes to Financial Statements

1.	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Century Metals & Supplies, Inc. (the "Company"), which is incorporated in the state of Florida, operates from its headquarters in Miami with a second location in Orlando. The Company services major original equipment manufacturers, operating in industries such as appliances, computers, electronics, construction, and others, located in the Southeastern United States and Puerto Rico.

Entities Under Common Control

Accounting principles generally accepted in the United States of America permit the Company to elect, when certain conditions exist, not to apply variable interest entity guidance to an entity operating under common control with the Company. Management has determined that these conditions were met by the Company and, as a result, the Company has elected not to apply the VIE guidance to entities affiliated through common control.

Concentration Risks

Sales to a major customer accounted for $5,832,190 of net sales (12%) for 2025, and $6,099,838 of net sales (11%) for 2024. Accounts receivable due from this customer amounted to $826,895 and $830,661 at June 30, 2025 and 2024, respectively. The loss of this customer could adversely affect short-term operating results.

Purchases from two major vendors accounted for $12,904,888 of cost of sales (31%) for 2025, and $17,292,899 of cost of sales (40%) for 2024. Accounts payable due to these vendors amounted to $1,723,515 and $1,803,388 at June 30, 2025 and 2024, respectively. The loss of these vendors could adversely aﬀect short-term operating results.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash consists of demand deposits in banks. The Company maintains its deposits in amounts which, at times, may exceed federally insured limits, in several local financial institutions. Management does not believe the Company is exposed to any significant interest rate or other financial risk as a result of these deposits.

CENTURY METALS & SUPPLIES, INC.

■	Notes to Financial Statements

Restricted Cash

Restricted cash is maintained in accordance with a letter of credit guaranty with a financial institution.

Revenue from Contracts with Customers

The Company purchases coils of different metals from various domestic and international suppliers, processes them into finished sheets, and resells to customers. Revenue is measured based on the amount of consideration that the Company expects to receive. Management has determined that each order of product placed by an individual customer represents a separate performance obligation. Risk of loss and title typically pass at time of shipment to the customer; as such, revenue is recognized at the point in time when the products are shipped. The Company does not include sales and other taxes in the transaction price and thus does not report these amounts as revenue. In addition, the Company has certain programs which under specified conditions, enable customers to return defective products. Returns and allowance are not expected to be material.

Accounts Receivable

Accounts receivable are customer obligations due under normal trade terms generally requiring payment within 30 to 60 days from the invoice date. No collateral or other security is required to support accounts receivable, which are stated at the amounts billed and due from customers less an allowance for expected credit losses. None of the Company's contracts have a significant financing component. Management estimates an allowance for expected credit losses based on the amount it expects to collect from customers, based on the length of time the receivables have been outstanding, historical collection experience, current market conditions and forecasted economic and business environments. Balances that are still outstanding after management has used reasonable collection efforts are written off against the allowance for credit losses. The expense associated with the allowance for credit losses of $349,342 and $263,957 for the six months ended June 30, 2025 and 2024, respectively, is recognized in general and administrative expenses.

Accounts receivable were as follows at June 30:

	2025	2024

Accounts receivable, beginning of period	$14,976,808	$7,623,471
Accounts receivable, end of period	$11,619,913	$10,243,621

Inventory

Inventory, which consists of raw materials and finished goods, is stated at the lower of cost, determined under the specific identification method, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less reasonably predictable costs of completion, disposal, and transportation.

CENTURY METALS & SUPPLIES, INC.

■	Notes to Financial Statements

Property and Equipment

Property and equipment is stated at cost. Major improvements and renewals are capitalized while ordinary maintenance and repairs are expensed. Management reviews these assets for impairment whenever events or changes in circumstances indicate the related carrying amount may not be recoverable. Depreciation, which includes amortization of leasehold improvements, is computed using the straight-line method over the estimated useful lives of the related assets, which range from 3 to 20 years.

Leases

The Company determines if an arrangement is a lease at inception and considers classification of leases as operating or finance.

Operating lease right-of-use ("ROU") assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. As most of the Company's leases do not provide an implicit rate, the Company uses the risk-free rate based on the information available at the commencement date in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and initial direct costs incurred and excludes lease incentives. The Company's lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. Variable rent payments are expensed as incurred. The Company's variable lease payments primarily consist of real estate, maintenance and usage charges.

The Company has elected to exclude short-term leases from the recognition requirements of Accounting Standards Codification ("ASC") 842, Leases. A lease is short-term if, at the commencement date, it has a term of less than or equal to one year. Lease expense related to short-term leases is recognized on a straight-line basis over the lease term.

The Company has also elected to combine lease and non-lease components when measuring lease liabilities for vehicle and equipment leases.

The Company has elected the practical expedient for private companies in the lease standard to use the written terms and conditions of related party arrangements between entities under common control to determine whether an arrangement contains a lease and how the lease is classified.

Management reviews these ROU assets for impairment whenever events or circumstances indicate that their carrying values may not be fully recoverable.

CENTURY METALS & SUPPLIES, INC.

■	Notes to Financial Statements

Note Receivable

The Company issued a note receivable in the amount of $2,400,000 to a third party for upgrades to a supplier facility in the Dominican Republic. The note receivable is collateralized by real estate in Florida, matures in January 2030, and requires monthly repayments of $40,000 beginning in January 2026.

Income Taxes

The stockholders have elected for the Company to be taxed as an "S" Corporation under the provisions of Internal Revenue Code Section 1362, whereby federal taxable income and certain tax credits are passed directly to the stockholders for inclusion in their personal income tax returns. Some states and localities assess income taxes at the entity level for "S" Corporations. Though federal income taxes are not provided for in these financial statements, applicable state and local income taxes are provided as a component of general and administrative expenses.

Management has analyzed the Company's income tax filing positions in the federal and state jurisdictions where it is required to file income tax returns, for all open tax years in these jurisdictions, to identify potential uncertain tax positions. The Company reports interest and penalties attributable to income taxes, to the extent they arise, as a component of operating expenses. As of June 30, 2025, there are no uncertain income tax positions taken or expected to be taken that would require recognition of a liability or disclosure in these financial statements. While the Company is subject to routine audits by taxing jurisdictions, there are currently no audits for any tax periods in progress.

Subsequent Events

In preparing these financial statements, management has evaluated, for potential recognition or disclosure, significant events or transactions that occurred during the period subsequent to the most recent balance sheet presented herein, through the date these financial statements were available to be issued.

CENTURY METALS & SUPPLIES, INC.

■	Notes to Financial Statements

2.	PROPERTY AND EQUIPMENT

Net property and equipment consists of the following amounts at June 30:

	2025	2024
Property and equipment
Warehouse equipment	$2,255,444	$2,272,099
Leasehold improvements	929,388	929,388
Transportation equipment	907,485	749,730
Furniture and fixtures	133,685	133,685
Information technology	40,495	40,495

Total	4,266,497	4,125,397
Less accumulated depreciation and amortization	2,630,152	2,481,983

Net property and equipment	$1,636,345	$1,643,414

Depreciation and amortization expense was $144,701 and $142,922 for the six months ended June 30, 2025 and 2024, respectively.

3.	DEBT

Short-term Bank Borrowings

Short-term bank borrowings consist of outstanding draws on a $16,500,000 revolving line of credit (the "line") available to support working capital needs. Interest is charged at the one-month Secured Overnight Financing Rate ("SOFR") plus 2.50% (effective rate of 6.95% and 7.83% at June 30, 2025 and 2024, respectively). Borrowings are subject to a borrowing base calculation of the percentage of insured and uninsured accounts receivable as well as inventory, as defined. Borrowings are collateralized by all Company assets and the assets of an affiliate related by common control (see Note 5). The Company must maintain certain financial and other covenants including but not limited to a minimum debt service coverage ratio and leverage ratio, as defined in the agreement. The line matures in November 2025.

CENTURY METALS & SUPPLIES, INC.

■	Notes to Financial Statements

Long-term Debt

Long-term debt consists of the following obligations at June 30:

	2025	2024

Note payable to investor; fixed interest of 6.00%; monthly principal and interest payments of $10,417; unsecured; maturing September 2025.	$31,248	$156,250

Note payable to bank; variable interest rate at the one-month SOFR plus 2.50% (effective rate of 6.95% and 7.83% at June 30, 2025 and 2024, respectively) adjusted monthly; principal monthly payments of $7,143; collateralized by Company assets; maturing February 2029.	318,548	407,143

Notes payable to a finance company; interest ranging from 2.50% to 8.79% per annum; payable in 48 to 72 monthly payments ranging from $2,531 to $3,375; collateralized by equipment; maturity dates ranging from March 2026 to July 2029.	181,212	172,526

Total long-term debt	531,008	735,919
Less current portion	206,922	263,605

Long-term debt, less current portion	$324,086	$472,314

Scheduled annual principal maturities of long-term debt for each of the four years succeeding June 30, 2025, are summarized as follows:

Year	Amount

2026	$206,922
2027	91,759
2028	92,226
2029	140,101

Total	$531,008

CENTURY METALS & SUPPLIES, INC.

■	Notes to Financial Statements

The borrowing agreements contain certain customary affirmative and restrictive covenants which require the Company to, among other stipulations, maintain certain insurance coverage and furnish a calculation of leverage ratio and actual debt service coverage for the prior 12-month period.

4.	LEASES

The Company leases office and warehouse space in Miami, Orlando, and Tampa, as well as certain equipment. The office and warehouse in Miami is leased from an affiliated business entity related under common ownership and management control. The agreement commenced June 11, 2018 and expires May 31, 2038.

The Company leases office and warehouse space in Orlando from an unaffiliated party which began on November 1, 2022 and expires July 1, 2029. The Company also leases warehouse space in Tampa from an unaffiliated party, which began on December 1, 2024 and expires November 30, 2029.

The following table summarizes the composition of net lease cost during the six months ended June 30:

	Related		Unrelated
	2025	2024	2025	2024

Operating lease cost	$353,873	$353,873	$364,426	$254,606
Short-term lease cost	9,000	9,000	186,209	326,145

Total lease cost	$362,873	$362,873	$550,635	$580,751

As of June 30, 2025, leasehold improvements with an unamortized balance in relation to related party lease arrangements are immaterial.

The following table summarizes other information related to the Company's leases during the six months ended June 30:

	2025	2024

Cash paid for amounts included in the measurement of lease obligations
Operating cash flows	$717,953	$598,341
Right-of-use assets obtained in exchange for new operating lease obligations	$-	$1,295,678
Weighted-average remaining lease term (in years)	8.58	9.58
Weighted-average discount rate	2.08%	1.76%

CENTURY METALS & SUPPLIES, INC.

■	Notes to Financial Statements

The following table presents a maturity analysis summary of the Company's operating lease obligations recorded on the balance sheet as of June 30, 2025:

Year	Related	Unrelated	Total

2026	$712,457	$733,878	$1,446,335
2027	480,018	703,020	1,183,038
2028	363,799	646,369	1,010,168
2029	359,210	647,153	1,006,363
2030	358,292	146,002	504,294
Thereafter	2,805,102	-	2,805,102

Total lease payments	5,078,878	2,876,422	7,955,300
Less discount to present value	503,589	151,792	655,381

Total lease obligations	4,575,289	2,724,630	7,299,919
Less current portion	636,668	671,598	1,308,266

Long-term lease obligations	$3,938,621	$2,053,032	$5,991,653

5.	RELATED PARTY TRANSACTIONS

The Company is related to other business entities under common ownership and control. There are no explicit or contractual guarantees from the Company to any of these related parties to guarantee their debts or to fund working capital short-falls. The Company's maximum exposure to losses from these relationships cannot be quantified.

AKR Industries, Inc.

AKR Industries, Inc. ("AKR") is a corporation affiliated through common ownership. AKR guarantees the Company's revolving line of credit in the amount of $16,500,000. The Company does not guarantee any liabilities of AKR and as such, is not directly responsible to satisfy any liabilities of AKR. The Company's maximum exposure to losses from this relationship cannot be quantified. The assets of AKR consist primarily of cash, receivables, amounts due from affiliates and inventory. For the six months ended June 30, 2025 and 2024, the Company recognized sales to AKR of approximately $25,000 and $6,500, respectively.

CENTURY METALS & SUPPLIES, INC.

■	Notes to Financial Statements

Century Metals & Supplies, P.R.

Century Metals & Supplies, P. R. ("PR") is a corporation affiliated through common ownership and ultimate management control formed to conduct similar operations in Puerto Rico. The Company does not guarantee any liabilities of PR and as such, is not directly responsible to satisfy any liabilities of PR. The Company's maximum exposure to losses from this relationship cannot be quantified. The assets of PR consist primarily of cash, receivables, amounts due from affiliates and inventory. For the six months ended June 30, 2025 and 2024, the Company recognized sales to PR of approximately $2,900,000 and $2,500,000, respectively.

GJB Fund I

GJB Fund I ("GJBF") is a corporation affiliated through common ownership and ultimate management control formed to hold land and buildings for rental purposes. GJBF advanced funds in the amount of approximately $400,000 to the Company, which is reported on the balance sheets as due to affiliate. At June 30, 2025 and 2024, the advanced funds amount is unsecured, non-interest bearing, and has no fixed maturity date or formal plan of settlement.

Note Payable to Related Party

Note payable to related party individual consists of an advance during 2022 bearing interest at 7.00%. The note requires monthly interest-only payments of $2,917, is unsecured, and has no fixed maturity date or formal plan of settlement.

6.	PROFIT SHARING PLAN

The Company sponsors a 401(k) plan covering all employees with at least three months of continuous service and contributes 3% of eligible participants' compensation. The Company contributed to the plan approximately $78,768 and $74,443, respectively, for the six months ended June 30, 2025 and 2024.

7.	SUBSEQUENT EVENT

On August 29, 2025, Friedman Industries, Incorporated (the "Buyer") entered into a definitive agreement with the Company and related entities, to which the Buyer acquired the real estate, operations, equipment, inventory and certain assets and liabilities of the Company and related entities. Under the terms of the agreement, the Buyer acquired the assets for approximately $45,000,000 in cash at closing, along with a note issued by the Buyer with a principal amount of $3,500,000 with a five-year maturity date. The final purchase price is subject to adjustment based on final net working capital levels and an earn-out that allows the owners of the Company to receive up to $10,000,000 in additional consideration over a four-year period, based on certain performance metrics of the acquired business.

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